                                                                    EXHIBIT 10.7

                               NETEZZA CORPORATION

                       Nonstatutory Stock Option Agreement
                     Granted Under 2007 Stock Incentive Plan

1. Grant of Option.

     This agreement evidences the grant by Netezza Corporation, a Delaware corporation (the "Company"), on _______________, 200_ (the "Grant Date") to _____________________________, an [employee], [consultant], [director] of the
Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 2007 Stock Incentive Plan (the "Plan"), a total of ___ shares (the "Shares") of common stock, ______ par value per share, of the Company ("Common Stock") at $________ per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time on the seventh anniversary of the Grant Date (the "Final Exercise Date").

     It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

     This option will become exercisable ("vest") as to 20% of the original number of Shares on [February/May/August/November] 1, 200_ (the "Vesting Start Date") and as to an additional 5.0% of the original number of Shares at the end of each successive three-month period following the first anniversary of the Vesting Start Date until the fifth anniversary of the Vesting Start Date.

     The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 4 hereof or the Plan.

3. Acceleration of Vesting Schedule.

     Notwithstanding the vesting schedule described above in Section 2, effective immediately prior to an Acquisition (as defined below), this option shall become exercisable for such number of additional Shares as is equal to 20% of the total number of Shares originally covered by this option, except that for employees who have been employed by the Company for less than one year as of the date of the Acquisition, this option only shall become exercisable for such number of Shares as is equal to 10% of the total number of Shares originally covered by this option, with the remaining shares in each case continuing to vest in accordance with a vesting schedule that has been shortened by one year or six months, respectively. For purposes of this option, the term "Acquisition" shall mean (1) any merger or consolidation in which (i) the

Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation (except, in the case of both clauses (i) and (ii) above, any such merger or consolidation involving the Company or a subsidiary in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 51% by voting power of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, of the parent corporation of such surviving or resulting corporation) or (2) the sale or transfer, in a single transaction or series of related transactions, of outstanding capital stock representing at least 51% of the voting power of the outstanding capital stock of the Company immediately following such transaction or (3) the sale of all or substantially all of the assets of the Company.

4. Exercise of Option.

     (a) Form of Exercise. Each election to exercise this option shall be in writing substantially in the form attached hereto as Exhibit A or such other form as the Company shall accept, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 4, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an "Eligible Participant").

     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise
Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

     (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

     (e) Termination for Cause. If, prior to the Final Exercise Date, the Participant's employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship. "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

5. Withholding.

     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

6. Nontransferability of Option.

     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

7. Provisions of the Plan.

     This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer.

                                        NETEZZA CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                            PARTICIPANT'S ACCEPTANCE

     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 2007 Stock Incentive Plan.

                                        PARTICIPANT:


                                        ----------------------------------------
                                        Address:
                                                 -------------------------------

                                                 -------------------------------

                                                                       EXHIBIT A

                  NOTICE OF NONSTATUTORY STOCK OPTION EXERCISE

                         Date of Exercise: ____________

NETEZZA CORPORATION
200 Crossing Boulevard
Framingham, MA 01702

Attention: Treasurer

Dear Sir or Madam:

I am the holder of an Nonstatutory Stock Option granted to me under the Netezza Corporation (the "Company") 2007 Stock Incentive Plan on _________, 200_ for the purchase of __________ shares of Common Stock of the Company at a purchase price of $__________ per share.

I hereby exercise my option to purchase _________ shares of Common Stock (the "Shares"), for which I have enclosed __________ in the amount of ________. Please register my stock certificate as follows:

     Name(s):         __________________________

     Address:         __________________________

                      __________________________

     Tax I.D./ SSN #: __________________________

Very truly yours,


-------------------------------------
(Signature)